Aetna Variable Annuity Life Insurance Company
                       Home Office: LITTLE ROCK, ARKANSAS
                  Executive Office: HARTFORD, CONNECTICUT 06115



                               Herein called Aetna

Agrees to pay benefits as provided herein with respect to any person entitled thereto as a participant in the Plan named below.





This contract is issued to the Contract Owner in consideration of the application therefor and of the payment by the Contract Owner of contributions as provided herein.

Provisions contained in subsequent pages hereof form a part of this contract as fully as if recited in their entirety over the signatures hereto affixed.

IN WITNESS WHEREOF, Aetna has caused this contract to be executed at its Executive Office on the Execution Date.


  /s/ Larry D. Gilbertson                     /s/ Donald M. Johnson
           Secretary                                   President

                        GROUP RETIREMENT ANNUITY CONTRACT
                      ACTIVE LIFE FUND IN SEPARATE ACCOUNT
                   AND GENERAL ACCOUNT INDIVIDUAL ALLOCATIONS


                ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


One of the Aetna Life & Casualty Companies

                                 SPECIFICATIONS





                                                      (HEREIN CALLED THE PLAN)
THIS CONTRACT IS ISSUED TO


                                            (HEREIN CALLED THE CONTRACT OWNER)

GROUP ANNUITY CONTRACT NO.

CONTRACT EFFECTIVE DATE

EXECUTION DATE

THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION



Item 1    Normal Annuity Form, Section 2.01 - Option

Item 2    Investment Rate, Section 2.05:       Table I                     -
                                               Table II                    -

Item 3    Margin deduction for each day of a Valuation Period,
              Section 3.05                                                 -

Item 4    Investment Rate Factor, Section 3.07                             -

Item 5    Interest Rate, Section 4.12          Variable Annuities          -
                                               Fixed Annuities             -

                                TABLE OF CONTENTS

Section                                                                   Page


                                    ARTICLE I

        Definition of Certain Terms

                                   ARTICLE II

        Retirement Annuity Provisions....................................   5
2.01    Notice to Effect an Annuity......................................   5
2.02    Optional Annuity Forms, Election of Option.......................   5
2.03    Allocation of Annuity............................................   6
        A.    Variable Annuity...........................................   6
        B.    Fixed Dollar Annuity.......................................   7
2.04    Frequency of Payments............................................   7
2.05    Description of Tables............................................   7
        Table I..........................................................   9
        Table II.........................................................  11

                                   ARTICLE III

        Contributions, Valuation, and Discontinuance

        Contributions

3.01    Contributions....................................................  13
3.02    Application of Contributions.....................................  13
3.03    Participant's Individual Account.................................  13
3.04    Active Life Fund.................................................  14

        Valuation

3.05    Net Investment Rate and Net Investment Factor....................  14
3.06    Accumulation Unit Value..........................................  14
3.07    Annuity Unit Value...............................................  14
3.08    Experience Rating................................................  15

        Discontinuance of Contributions

3.09    Suspension.......................................................  15
3.10    Change to a Paid-Up Contract.....................................  15
3.11    Transfer of Active Life Fund.....................................  16

                                   ARTICLE IV

        General Provisions

4.01    Change of Contract by Aetna......................................  17
4.02    Change of Contract by Mutual Agreement - Retroactive Changes.....  17
4.03    Contract.........................................................  18
4.04    Individual Certificates..........................................  18

4.05    Conversion to Individual Contract................................  18
4.06    Death Benefit....................................................  18
4.07    Designation of Beneficiary.......................................  19
4.08    Facility of Payment..............................................  19
4.09    Evidence of Survival.............................................  19
4.10    Misstatements and Adjustments....................................  19
4.11    Assignments......................................................  20
4.12    Basis of Reserves................................................  20
4.13    Termination of Contract..........................................  20
4.14    Data to be furnished to Aetna....................................  20
4.15    Relation of this Contract to the Separate Account................  21

                                                Article I

                                       DEFINITION OF CERTAIN TERMS

1. CONTRACT YEAR - the period of 12 months commencing with either the Effective Date or any anniversary thereof.
2. PARTICIPANT - a person who participates in the Plan.
3. ANNUITANT - a participant on whose life a Retirement Annuity has been effected.
4. RETIREMENT ANNUITY - a series of payments provided under this Contract with respect to a Participant.
5. ANNUITY COMMENCEMENT DATE - the date on which Retirement Annuity payments commence with respect to a Participant under the terms of the Plan.
6. SEPARATE ACCOUNT - those assets of Aetna in the separate account established by Aetna pursuant to the Arkansas Insurance Code, for this class of contracts which provide variable benefits.
7. GENERAL ACCOUNT - all assets of Aetna other than those in separate accounts.
8. VALUATION DATE - each date as of which the Accumulation Unit Value or Annuity Unit Value is determined pursuant to applicable regulatory provisions or company procedures.
9. VALUATION PERIOD - the period from one Valuation Date to the next.

                                   Article II

                          RETIREMENT ANNUITY PROVISIONS

SECTION 2.01 - Notice to Effect an Annuity

When a Participant is eligible for a Retirement Annuity in accordance with the Plan, the Contract Owner shall notify Aetna to effect an annuity for such Participant. On the Participant's Annuity Commencement Date Aetna shall apply such portion of the value of the Participant's Individual Account as designated by the Contract Owner to provide a Retirement Annuity on the applicable Optional Annuity Form. In the absence of an election of an Optional Annuity Form in accordance with Section 2.02, the Retirement Annuity will be on the Normal Annuity Form as set forth in Item 1 of the Specifications.

SECTION 2.02 - Optional Annuity Forms, Election of Option

OPTION A - Life Annuity - An annuity payable monthly during the lifetime of an Annuitant, ceasing with the last payment due prior to the Annuitant's death.

OPTION B - Life Annuity with 60, 120 or 180 Monthly Payments Guaranteed - an annuity payable monthly during the lifetime of an Annuitant, with a guarantee that if, at the death of the Annuitant, payments have been made for less than 60, 120 or 180 months as selected, payments will be continued thereafter to the Annuitant's beneficiary during the remainder of said period. If a beneficiary dies while receiving annuity payments, the then present value of the current dollar amount of the remaining guaranteed number of annuity payments commuted on the basis of the investment rate or rates on which the accumulation units were applied to provide a Retirement Annuity, shall be paid in a lump sum to the estate of the beneficiary.

OPTION C - Unit Refund Life Annuity - An annuity payable monthly during the lifetime of an Annuitant, ceasing with the last payment due prior to the death of the Annuitant, provided that, at the death of the Annuitant, the beneficiary will receive an additional payment of the then dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the annuity unit value at the Annuity Commencement Date and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

OPTION D - Joint and Last Survivor Annuity - An annuity payable monthly during the lifetime of an Annuitant and thereafter during any remaining lifetime of a designated second person.

The amount of the first payment under any of these options will be determined in accordance with Section 2.05. No payments will be made under any of these options prior to receipt by Aetna of satisfactory evidence of the date of birth of the Annuitant and any joint Annuitant.

Election of Option - If provided by the Plan, in lieu of the Normal Annuity Form Specified in Section 2.01 the Participant may elect any one of the Optional Annuity Forms, but such election may be made only on a form acceptable to Aetna and filed at its Home Office at least 30 days prior to the Annuity Commencement Date.

SECTION 2.03 - Allocation of Annuity, Variable and Fixed Annuities

Unless provided otherwise by the Plan, the Participant's Individual Account may be applied to provide a variable annuity, a fixed annuity, or a combination of both, as elected by the Participant provided such election is made on a form acceptable to Aetna and filed at its Home Office at least 30 days prior to the Annuity Commencement Date.

In the absence of such an election, when a Retirement Annuity is effected for a Participant, General Account accumulation units in the Participant's Individual Account will be used to provide a fixed dollar annuity and Separate Account accumulation units will be used to provide a variable annuity.

A. Variable Annuity - A variable annuity is an annuity with payments varying in amount in accordance with the net investment results of the Separate Account as described in the Valuation provisions of Article
         III. After the first monthly payment for a variable annuity has been determined in accordance with the provisions of the Contract, a number of Separate Account annuity units is determined by dividing the first monthly payment by the Separate Account annuity unit value on the Annuity Commencement Date. Once variable annuity payments have begun, the number of annuity units remains fixed.

         The dollar amount of the second and subsequent variable annuity payments is not predetermined and may change from month to month. The actual amount of each variable annuity payments is not predetermined and may change from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value as described in the Valuation provisions of Article III for the Valuation Period in which the payment is due.

         Aetna guarantees that the dollar amount of variable annuity payments shall not be affected by variation in the actual mortality experience of payees from the mortality assumption, including any age adjustments, as used in determining the first monthly payment.

B. Fixed Dollar Annuity - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. As in the case of the variable annuity, a number of annuity units is determined when payments commence. Since the General Account annuity unit value is always $10.00, payments after the first will never be less than the first monthly payment.

         Aetna may, from time to time, by action of its Board of Directors, increase the number of General Account annuity units to the extent that such units are applicable to a guaranteed period of benefits, and the value of such additional units will be payable only during the guaranteed period.

SECTION 2.04 - Frequency of Payments

Annuity payments under this Contract will be made monthly, except that, if such payments would amount to less than $25 each, Aetna reserves the right to make payments at less frequent intervals; provided, however, that if at any time the annual rate of payment to any payee is less than $100, Aetna may make such other settlement as may be equitable to the payee.

                                     TABLES

SECTION 2.05 - Description of Tables

The Tables contained herein show the dollar value of accumulation units required to effect a variable annuity and a fixed annuity with a first monthly payment of $1.00 under each of the Optional Annuity Forms. The dollar value of the accumulation units applied will be calculated on the basis of the accumulation unit value as of the last day of the tenth

Valuation Period preceding the Annuity Commencement Date. The amount of each monthly payment will depend upon the sex and adjusted age of the person with respect to whom the Retirement Annuity is effected at the Annuity Commencement Date. Adjusted age is determined as follows:



Calendar Year of Birth       Before 1901    1901-1915     1916 - 1935     1936 - 1955    1956 - 1975

Adjusted Age is Actual Age      plus 1                       minus 1         minus 2        minus 3

Actual age, as used above, shall mean age nearest birthday at the Annuity Commencement Date.

The amounts shown in Tables I and II are based on the Progressive Annuity Table, assuming year of birth 1900, and the investment rate set forth in Item 2 of the Specifications.

If it would produce greater benefits, Aetna agrees that the first monthly payment to the Annuitant will be determined on the same mortality and interest basis used in determining rates for immediate annuities then being issued for this class of Annuitant.

                          Table I - VARIABLE ANNUITIES

                  DOLLAR VALUE REQUIRED TO PURCHASE AN ANNUITY
                      WITH A FIRST MONTHLY PAYMENT OF $1.00

If so provided in the preceding paragraph of this Section 2.05, the following amounts must be increased by the premium taxes payable at the time benefits are purchased.

Options A, B and C - Single Life Annuities


                                               Monthly Payments Guaranteed
                                -------------------------------------------------------------
         Adjusted Age
     Male           Female           None             60            120             180           Unit Refund
--------------------------          -------         -------       -------         -------       -----------
      50              54            $210.85         $211.36       $213.06         $216.23           $220.90
      51              55             206.73          207.30        209.18          212.68            217.38
      52              56             202.54          203.17        205.26          209.12            213.91
      53              57             198.27          198.97        201.28          205.55            210.30
      54              58             193.93          194.70        197.26          201.96            206.62
      55              59             189.51          190.37        193.20          198.39            202.99
      56              60             185.03          185.98        189.11          194.82            199.23
      57              61             180.48          181.54        185.00          191.28            195.40
      58              62             175.87          177.04        180.87          187.77            191.64
      59              63             171.21          172.50        176.73          184.31            187.75
      60              64             166.49          167.93        172.59          180.91            183.78
      61              65             161.73          163.32        168.47          177.58            179.90
      62              66             156.93          158.69        164.37          174.34            175.90
      63              67             152.09          154.05        160.30          171.19            171.81
      64              68             147.23          149.40        156.28          168.16            167.86
      65              69             142.35          144.75        152.31          165.25            163.76
      66              70             137.46          140.11        148.42          162.48            159.58
      67              71             132.57          135.50        144.62          159.86            155.59
      68              72             127.67          130.91        140.92          157.40            151.42
      69              73             122.79          126.37        137.32          155.12            147.16
      70              74             117.93          121.89        133.86          153.01            143.19
      71              75             113.11          117.47        130.54          151.09            138.97
      72              76             108.32          113.13        127.37          149.36            134.66
      73              77             103.57          108.88        124.37          147.82            130.74
      74              78              98.89          104.73        121.55          146.46            126.52
      75              79              94.27          100.69        118.92          145.29            122.18

Option D - Joint and Survivor Life Annuity


     Adjusted Age of
    Second Annuitant                                       Adjusted Age of Annuitant
                           ------------------------------------------------------------------------------------------
                             M-51          M-56        M-58         M-61          M-63          M-66        M-71
Male           Female        F-55          F-60        F-62         F-65          F-67          F-70        F-75
----           ------        ----          ----        ----         ----          ----          ----        ----

   50            54          $237.79       $229.86     $227.15      $223.59      $221.57       $218.92     $215.73
   55            59           229.05        218.34      214.55       209.38       206.35        202.42      197.39
   57            61           225.97        214.14      209.85       204.01       200.50        195.93      190.01
   60            64           221.91        208.43      203.38       196.39       192.18        186.50      179.02
   62            66           219.55        204.99      199.50       191.72       186.96        180.56      171.88
   65            69           216.52        200.49      194.31       185.42       179.85        172.21      161.64
   70            74           212.71        194.65      187.42       176.84       170.06        160.43      146.43

The dollar value required for any combination of ages not shown will be quoted upon request.

                           Table II - FIXED ANNUITIES

                  DOLLAR VALUE REQUIRED TO PURCHASE AN ANNUITY
                      WITH A FIRST MONTHLY PAYMENT OF $1.00

If so provided in the preceding paragraph of this Section 2.05, the following amounts must be increased by the premium taxes payable at the time benefits are purchased.

Options A, B and C - Single Life Annuities


         Adjusted Age                                    Monthly Payments Guaranteed
     Male           Female          None             60             120            180          Unit Refund
     ----           ------          ----             --             ---            ---          -----------
      50              54            $210.85        $211.36         $213.06        $216.23         $220.90
      51              55             206.73         207.30          209.18         212.68          217.38
      52              56             202.54         203.17          205.26         209.12          213.91
      53              57             198.27         198.97          201.28         205.55          210.30
      54              58             193.93         194.70          197.26         201.96          206.62
      55              59             189.51         190.37          193.20         198.39          202.99
      56              60             185.03         185.98          189.11         194.82          199.23
      57              61             180.48         181.54          185.00         191.28          195.40
      58              62             175.87         177.04          180.87         187.77          191.64
      59              63             171.21         172.50          176.73         184.31          187.75
      60              64             166.49         167.93          172.59         180.91          183.78
      61              65             161.73         163.32          168.47         177.58          179.90
      62              66             156.93         158.69          164.37         174.34          175.90
      63              67             152.09         154.05          160.30         171.19          171.81
      64              68             147.23         149.40          156.28         168.16          167.86
      65              69             142.35         144.75          152.31         165.25          163.76
      66              70             137.46         140.11          148.42         162.48          159.58
      67              71             132.57         135.50          144.62         159.86          155.59
      68              72             127.67         130.91          140.92         157.40          151.42
      69              73             122.79         126.37          137.32         155.12          147.16
      70              74             117.93         121.89          133.86         153.01          143.19
      71              75             113.11         117.47          130.54         151.09          138.97
      72              76             108.32         113.13          127.37         149.36          134.66
      73              77             103.57         108.88          124.37         147.82          130.74
      74              78              98.89         104.73          121.55         146.46          126.52
      75              79              94.27         100.69          118.92         145.29          122.18

Option D - Joint and Survivor Life Annuity


Adjusted Age of Second
Annuitant                                               Adjusted Age of Annuitant
                           --------------------------------------------------------------------------------------
                              M-51          M-56        M-58         M-61         M-63          M-66         M-71
  Male         Female         F-55          F-60        F-62         F-65         F-67          F-70         F-75
  ----         ------         ----          ----        ----         ----         ----          ----         ----
   50            54          $237.79       $229.86     $227.15      $223.59      $221.57       $218.92     $215.73
   55            59           229.05        218.34      214.55       209.38       206.35        202.42      197.39
   57            61           225.97        214.14      209.85       204.01       200.50        195.93      190.01
   60            64           221.91        208.43      203.38       196.39       192.18        186.50      179.02
   62            66           219.55        204.99      199.50       191.72       186.96        180.56      171.88
   65            69           216.52        200.49      194.31       185.42       179.85        172.21      161.64
   70            74           212.71        194.65      187.42       176.84       170.06        160.43      146.43

The dollar value required for any combination of ages not shown will be quoted upon request.

                                   Article III

                  CONTRIBUTIONS, VALUATION, AND DISCONTINUANCE

                                  CONTRIBUTIONS

SECTION 3.01 - Contributions

Aetna shall receive such contributions from the Contract Owner as are made in accordance with the requirements of the Plan. Such contributions will be applied by Aetna to provide accumulation units in accordance with Section 3.02.

SECTION 3.02 - Application of Contributions

The net contribution shall be equal to the total contribution less 8% and the percentages for premium taxes payable at the time contributions are made.

The net contribution shall be applied as of the last day of the Valuation Period in which the contribution is received by Aetna, to provide accumulation units on the basis of the then current value of such units, such application being made separately for net contributions allocated to the General Account and the Separate Account in accordance with the instructions of the Contract Owner.

The number of accumulation units provided in each Account and credited to a Participant's Individual Account, by any such application shall be determined by dividing the net contribution for that Account applicable to that Participant by the dollar value of one accumulation unit in that Account. The number of accumulation units so determined will not be affected by any subsequent changes in the dollar value of accumulation units.

SECTION 3.03 - Participant's Individual Account

A Participant's Individual Account under this Contract shall, at any time, consist of a number of accumulation units equal to the number provided by the application of the net contributions described in Section 3.02 in accordance with the Plan, plus any additional units credited in accordance with Section
3.08. Benefits will be purchased or provided only in such amounts and under such conditions as called for by the Plan. No Participant shall have any specific rights to such Individual Account. The amount payable to, or applied to provide benefits for, a Participant or beneficiary, shall be limited to the value of the Participant's Individual Account.

When a Participant or beneficiary becomes entitled to a benefit in accordance with the Plan the Contract Owner will notify Aetna as to the manner of payment of any benefit and the disposition to be made of such Individual Account.

SECTION 3.04 - Active Life Fund

The Active Life Fund under this Contract shall, at any time consist of the sum of all Participant's Individual Accounts. At least once in each Contract Year after the first, Aetna shall inform the Contract Owner of the then dollar value of an accumulation unit, and the number of such units in each Individual Account.

                                    VALUATION

SECTION 3.05 - Net Investment Rate and Net Investment Factor

(a) The net investment rate for the General Account is a guaranteed rate as below, compounded annually:

                  Contract Years      10      Thereafter
                  Guaranteed Rate      4%     3 1/2%

In addition, by action of its Board of Directors, Aetna may increase the net investment rate at such time and for such period as the Directors may determine.

(b) The net investment rate for any Valuation Period for the Separate Account is equal to the gross investment rate for that Account for the Valuation Period less a margin deduction for each day of the Valuation Period as set forth in Item 3 of the Specifications. Such gross investment rate is equal to (i) the investment income and capital gains and losses, both realized and unrealized, on the assets of the Separate Account, divided by (ii) the amount of such assets at the beginning of the Valuation Period. Such gross investment rate may be either positive or negative.

(c) The net investment factor for each Account is the sum of 1.0000000 and the net investment rate for the Account.

SECTION 3.06 - Accumulation Unit Value

The value of an accumulation unit on May 3, 1996 was fixed at $10.00. The value of an accumulation unit in each Account on the last day of any Valuation Period thereafter is determined by multiplying such value on the last day of the immediately preceding Valuation Period by the net investment factor for that Account for the current Valuation Period.

SECTION 3.07 - Annuity Unit Value

The value of a General Account annuity unit is fixed at $10.00. The value of a Separate Account annuity unit for the Valuation Period ending May 17, 1966 was fixed at $10.00. For any period thereafter the value of a Separate Account annuity unit is determined by multiplying the value of the Separate Account annuity unit for the preceding Valuation Period by the product of (a) 1.0000000 decreased by the product of the investment rate factor set forth in Item 4 of the Specifications and the number of days in the Valuation Period and (b) the net investment factor of the Separate Account for the tenth Valuation Period preceding the period for which the value is being calculated.

SECTION 3.08 - Experience Rating

Aetna may apply an experience credit to this Contract at the end of any Contract Year. Any such credit shall be applied in such manner as may be specified by the Contract Owner and agreed to be Aetna.

                         DISCONTINUANCE OF CONTRIBUTIONS

SECTION 3.09 - Suspension

This Contract shall be suspended automatically on any anniversary of the Effective Date if:

(a) The Contract Owner gives prior written notice to Aetna to transfer the Active Life Fund in accordance with Section 3.11.

(b) If the Contract Owner fails to assent to any modification of this Contract initiated by Aetna as provided in Section 4.01, which modification would have been effective on such anniversary.

(c) Aetna has given written notice 90 days in advance of such anniversary to the Contract Owner of suspension because the total number of active Participants at any time is less than 25.

The Contract may also be suspended, or terminated as to new Participants, upon written notice by the Contract Owner given Aetna at its Home Office 90 days in advance of the effective date of such suspension.

Effective with such suspension, no new Participants may enter the Plan but further contributions will be accepted by Aetna under the Contract as they are applicable to Participants in the Plan prior to such suspension, subject to (c) above. However, if the Contract Owner elects to transfer the Active Life Fund in accordance with Section 3.11, no further contributions of any kind shall be accepted by Aetna.

SECTION 3.10 - Change to a Paid-Up Contract

If the Contract Owner gives written notice to Aetna in advance of any anniversary of the Effective Date to change to a paid-up Contract, subsequent to such anniversary, no further contributions will be accepted by Aetna and no new Participants will become eligible to receive benefits under this Contract. On the date on which this Contract becomes paid-up, if Aetna has received written notification by the Contract Owner that the Plan is being continued, all benefits earned under the terms of the Plan on that date will be treated by Aetna in accordance with the provisions of the Plan.
If such written notification has not been received by Aetna on the date on which this Contract becomes paid-up, or if on or after such date the Plan is terminated, each Participant in the Plan will received a 100% vested interest in all benefits earned under the terms of the Plan to the extent of the adequacy of the Active Life Fund.

SECTION 3.11 - Transfer of Active Life Fund

If before this Contract is suspended under Section 3.09, the Contract Owner files a written certification with Aetna stating

         (a) in the case of a Plan qualified under Section 401 of the Internal Revenue Code that

                  (i) all benefits under the Plan other than those being provided in connection with previously effected Retirement Annuities are to be provided through another funding agency, and that

                  (ii) the Plan will, in the opinion of the Contract Owner, continue to retain its qualified status under
                           Section 401 of the Internal Revenue Code

or

         (b) in the case of a non-qualified Plan of deferred compensation that

                  (i) the Contract Owner desires to liquidate this Contract and receive the value thereof then Aetna, being entitled to rely conclusively upon such certification will pay to the specified funding agency (in the event (a) above is applicable) or to the Contract Owner (in the event (b) above is applicable) the value of the number of accumulation units in the Active Life Fund as of the date of such transfer, provided, however that such value will be reduced by the excess of any sales and administrative costs applicable to the Contract over amounts previously deducted as provided in Section 3.02, such reduction not to exceed a percentage of the value of the Active Life Fund as determined by entering the following table with the number of Contract Years for which contributions were received:


Number of Contract Years     1        2       3        4      5      6 or more

Percentage                  5%       4%      3%       2%      1%        0%

The date of the transfer will be the date specified by the Contract Owner, provided that Aetna reserves the right to change the date of transfer to a date not later than 30 days after Aetna's receipt of the Contract Owner's request. If the value of the accumulative units to be transferred exceeds $1,000,000, Aetna reserves the right to transfer the excess over $1,000,000 in monthly installments over a period not to exceed 12 months; each such installment shall be the value of a number of General Account and Separate Account accumulation units determined by dividing (i) the total number of such units subject to periodic transfer by (ii) the number of installments. The dollar amount transferred each month will be determined in accordance with the terms of the Contract.

                                   Article IV

                               GENERAL PROVISIONS

SECTION 4.01 - Change of Contract by Aetna

On the first anniversary of the Effective Date and the first day of any Contract Year thereafter, Aetna, upon written notice given 90 days in advance to the Contract Owner, may from time to time, change any of the terms of this Contract, provided that (a) any such change will not affect in any way the amount or terms of any Retirement Annuity effected prior to the effective date of such change and (b) any such change shall not affect Sections 2.05 Annuity Tables, 3.02 Application of Contributions, 3.05 Net Investment Rate and Net Investment Factor, 3.06 Accumulation Unit Value, 3.07 Annuity Unit Value, and 3.08 Experience Rating as they apply to accumulation units provided by contributions made on behalf of Participants who were in the Plan prior to the effective date of such change to the extent that such contributions in any year are not in excess of twice the first annual contribution made on behalf of such Participant.

SECTION 4.02 - Change of Contract by Mutual Agreement - Retroactive Changes

A. By agreement in writing, the Contract Owner and Aetna may change, from time to time, any or all of the terms of this Contract provided that any such change will not in any way affect the amount or terms of any Retirement Annuity already effected prior to the effective date of such change.

B. Notwithstanding any of the terms of this Contract, the Contract Owner and Aetna, by an agreement in writing on any date agreed upon by the Contract Owner and Aetna may change, from time to time, any terms of this Contract if it is deemed necessary or appropriate to do so in order to enable the Plan or Contract to comply with the requirements of
         Section 401 of the Internal Revenue Code which change may be made retroactive to the Effective Date or any date thereafter.

C. Consent of any Participant or beneficiary shall not be requisite to any change in this Contract.

SECTION 4.03 - Contract

This Contract and the application of the Contract Owner, a copy of which is attached hereto and made a part hereof, will constitute the entire Contract. All statements made by the Contract Owner will be deemed representations and not warranties, and no statement will void any payment under this Contract or be used in defense of a claim unless it is contained in the application of the Contract Owner. Only the President, a Vice President, the Secretary or an Assistant Secretary has the power on behalf of Aetna to make or modify this Contract.

SECTION 4.04 - Individual Certificates

Aetna shall issue a certificate to the Contract Owner for delivery to each Participant. Each such certificate shall set forth in substance the benefits to which such Participant is entitled under this Contract. Certificates described in this section shall not constitute a part of this Contract.

SECTION 4.05 - Conversion to Individual Contract

Upon termination of participation in the Plan, the Participant who is entitled to a benefit in accordance with the terms of the Plan may elect, if the Plan so permits or the Contract Owner so requests, to convert to an individual annuity contract. The individual annuity contract will be of the form then currently issued for this class of Annuitant, at a duration equivalent to the lesser of the number of full years (a) such Participant has been in the Plan or (b) this Contract has been in force. If the method set forth in the individual annuity contract for determining the value of an accumulation unit is the same method as set forth in Valuation Provisions of Article III, a number of accumulation units designated by the Contract Owner may be transferred from the Contract to the individual annuity contract. Any accumulation units not so transferred will remain in force under this Contract.

SECTION 4.06 - Death Benefit

Upon receipt of proof satisfactory to the Company of the death of a Participant before the Annuity Commencement Date, the Company will determine, as of the date of receipt of such proof, the greater of (a) the accumulated value of the Participant's individual Account, or (b) the sum of all contributions made on behalf of the Participant. Payment of the greater of (a) or (b) will be made to the Beneficiary of the Participant within seven days of the date of determination. The death benefit may be taken in one lump sum or under any of the settlement options available in Aetna's individual annuities then being issued.

SECTION 4.07 - Designation of Beneficiary

Each Participant shall have the sole right to designate the beneficiary to which any death benefit hereunder will be payable and, from time to time, without the consent of such beneficiary, change the beneficiary designated by filing written notice of such change with Aetna on a written form satisfactory to Aetna. After such notice is so filed the change will relate back to and take effect as of the date the Participant signed such written notice, whether or not the Participant is living on the date such notice is received by Aetna, but without prejudice to Aetna on account of any payment made by it before such notice. If at the death of a Participant there is more than one beneficiary designated and in such designation the Participant has failed to specify their respective interests, the beneficiaries will share equally. If any designated beneficiary predeceases the Participant, the rights and interests of such beneficiary will thereupon terminate.

In the event the designated beneficiary predeceases the Participant or if no beneficiary has been named, the amount of any death benefit will be paid to the executors or administrators of the Participant's estate except that Aetna may in such case, at its option, pay such amount to the wife or the husband, if living; if not living, in equal shares to the then living children of the Participant; if none, to either parent of the Participant, or to both equally, if both are living; if neither parent is living, equal shares to the then living brothers and sisters of such Participant.

SECTION 4.08 - Facility of Payment

If any payee under this Contract is, in the opinion of Aetna, physically or mentally incapable of giving valid receipt and discharge for any payment due under this Contract, then Aetna may, at its option, make payment thereof in installments of not more than $50 per month to the person or persons who, in its opinion, are caring for and supporting such payee until claim is made by a duly appointed guardian or other legal representative of such payee. Payment to such person or persons will constitute a complete discharge of the liability of Aetna to the extent of such payments and it will assume no responsibility for the proper application of the money paid.

SECTION 4.09 - Evidence of Survival

Aetna will have the right to require of any person entitled to a payment under this Contract, satisfactory evidence that such person is living on the date on which such payment is due.

SECTION 4.10 - Misstatements and Adjustments

If the age, sex, or any relevant fact relating to any person is found to be misstated, the amounts of the payments under a Retirement Annuity shall be those which are provided by the value of the accumulation units allocated to effect such Retirement Annuity on the basis of the correct information, without changing the date such Retirement Annuity was effected unless another adjustment satisfactory to the Contract Owner and Aetna is made. Any adjustment made in accordance with this Section shall be conclusive upon any person affected thereby. The dollar amount of any underpayment made by Aetna shall be added to the next payment due, and the dollar amount of any overpayment made by Aetna shall be deducted from the next payment or payments due until recovered by Aetna.
If there are no further payments due, or if the total of such payments is less than the overpayments, any remainder of such overpayments shall be charged against the value of any forfeitures becoming available thereafter.

SECTION 4.11 - Assignments

Except insofar as may be contrary to any applicable laws, all payments under this Contract of benefits arising under the Plan are not assignable or subject to any claims of any creditor.

No assignment of this Contract will be binding on Aetna unless and until such assignment is accepted by Aetna at its Home Office.

SECTION 4.12 - Basis of Reserves

The reserve held under this Contract as of any date will be at least equal to 100% of the dollar value as of such date of the accumulation units held in the Active Life Fund, plus the reserve for such Retirement Annuities as have been effected under this Contract. The dollar amount of the reserve held for the Active Life Fund shall be the dollar value, as of such date, of the accumulation units then constituting the Active Life Fund plus the reserve required for any guaranteed minimum death benefit.

Reserves for annuities involving life contingencies shall be computed on the basis of the Progressive Annuity Table, assuming births in the year 1900 and interest per annum at the rate set forth in Item 5 of the Specifications, using the sex and adjusted age of the payee as determined under Section 2.05.

SECTION 4.13 - Termination of Contract

This Contract will terminated at the close of the first day upon which the performance and fulfillment by Aetna of all its duties and obligations arising hereunder have been completed.

SECTION 4.14 - Data to be furnished to Aetna

The Contract Owner shall furnish all information which Aetna may reasonably require for the administration of this Contract. If the Contract Owner cannot furnish any required item of information. Aetna may request the person concerned to furnish such information. Aetna shall not be liable for the fulfillment of any obligations in any way dependent on such information until it receives such information in form satisfactory to it.

Information furnished to Aetna may be corrected for demonstrated errors therein unless Aetna has already acted to its prejudice by relying on such information. Any records prepared by Aetna from information furnished to Aetna as described above shall constitute prima facie evidence as to the truth of the information recorded thereon.

SECTION 4.15 - Relation of this Contract to the Separate Account

Aetna shall have exclusive and absolute ownership and control of the assets of both its General Account and its Separate Account. Neither the Contract Owner nor any Participant shall have any individual or equitable ownership of any investments or other assets of either of said Accounts and the records and accounts kept by Aetna in connection with this Contract shall not be deemed to constitute any recognition of any ownership by the Contract Owner or any Participant of any portion of any said Accounts. All funds attributable to this Contract and becoming part of either Account shall be invested or reinvested by Aetna in such class or classes of investments, and in such extent as Aetna at its sole discretion may determine. The method of determination by Aetna of the value of an accumulation unit will be conclusive upon the Contract Owner and any Participant.

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed as follows:

The following Section under GENERAL PROVISIONS is amended as follows:

The following paragraph is added to the end of Control of Contract and Individual Accounts or Data to be furnished Aetna, as applicable:

Any payment(s) made under this Contract to other than the Contract Owner must be in compliance with the provisions of the Retirement Equity Act of 1984 (REA). At the time payment is requested or an Annuity Option is elected by the Contract Owner, Aetna will require the Contract Owner to certify the payment option is elected in compliance with REA. In the absence of such certification, payment will be made to the Contract Owner. For Designation of Beneficiary the current provision is deleted and replaced with the following: The beneficiary shall be the Contract Owner.

The following condition is added to the RETIREMENT ANNUITY PROVISIONS or the ANNUITY PROVISIONS of the Contract as follows:

The Contract Owner may tell Aetna, on behalf of a Participant, to pay all or any portion of the Participant's value in the Contract (minus any premium tax) as a premium for an Annuity Option.

Required Distribution to Participant: Distribution to the Participant must begin in the form of periodic payments no later than the April 1 following the calendar year in which the Participant attains age 70 1/2, or such later age as may be allowed under federal law or regulations. In lieu of an Annuity election, the Contract Owner may direct Aetna to make a lump sum payment. In no event may any Annuity Option extend beyond:

a)   The life of the Annuitant;

b)   The lives of the Annuitant and the Annuitant's beneficiary under the Plan;

c) Any certain period greater than the Annuitant's life expectancy as determined according to regulations under Code Section 401(a)(9); or

d) Any certain period greater than the life expectancy of the Annuitant and the Annuitant's beneficiary under the Plan, as determined according to regulations under Code Section 401(a)(9).

In no event may payments to the Participant's beneficiary under the Plan under an Annuity Option extend beyond:

a) The life of the Participant's beneficiary determined as of the date payments are to commence; or

b) Any certain period greater than the Participant's beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).

RETIREMENT ANNUITY PROVISIONS or ANNUITY PROVISIONS: Add to the Joint and Last Survivor Annuity or Life Income for Two Payees Option a new subsection as follows:

     100% of the payment to continue to the survivor if the survivor is the Annuitant and 50% of the payment to continue to the survivor if the survivor is the second Annuitant.

                           LIFE INCOME FOR TWO PAYEES

                  JOINT AND 1/2 CONTINGENT LIFE INCOME ANNUITY
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant

    Age of
  Annuitant        45        50         55         60        65         70         75        80         85
  ---------        --        --         --         --        --         --         --        --         --
      45           $3.86     $3.89      $3.93      $3.94     $3.96      $3.97      $3.98     $3.98      $3.98
      50            4.02      4.10       4.15       4.18      4.21       4.23       4.24      4.25       4.26
      55            4.22      4.31       4.42       4.48      4.53       5.57       4.59      4.61       4.61
      60            4.43      4.56       4.70       4.84      4.93       4.99       5.04      5.07       5.09
      65            4.69      4.84       5.02       5.22      5.42       5.54       5.63      5.69       5.73
      70            4.99      5.17       5.39       5.65      5.93       6.23       6.40      6.52       6.60
      75            5.33      5.54       5.82       6.14      6.52       6.95       7.40      7.64       7.81
      80            5.70      5.96       6.29       6.69      7.17       7.75       8.41      9.08       9.45
      85            6.07      6.38       6.75       7.24      7.84       8.59       9.49     10.51      11.50


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Second Annuitant

    Age of
  Annuitant        45        50         55         60        65         70         75        80         85
  ---------        --        --         --         --        --         --         --        --         --
      45           $4.80     $4.83      $4.86      $4.88     $4.89      $4.90      $4.91     $4.92      $4.92
      50            4.95      5.02       5.06       5.10      5.13       5.15       5.16      5.17       5.18
      55            5.14      5.23       5.32       5.38      5.43       5.46       5.49      5.51       5.52
      60            5.36      5.47       5.59       5.72      5.80       5.86       5.91      5.95       5.97
      65            5.63      5.77       5.93       6.10      6.29       6.41       6.50      6.56       6.60
      70            5.96      6.12       6.31       6.54      6.81       7.08       7.25      7.37       7.46
      75            6.35      6.54       6.77       7.06      7.42       7.81       8.25      8.49       8.66
      80            6.79      7.01       7.30       7.66      8.11       8.65       9.28      9.93      10.29
      85            7.26      7.53       7.86       8.29      8.85       9.55      10.41     11.39      12.37

These Annuity rates are based on mortality from 1983 Table a.

Endorsed and made a part of the Contract on the effective date of the Contract.



                                       /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company

                  AETNA VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                   ENDORSEMENT
                                   -----------

In lieu of the language now appearing in the attached contract, Section 3.01 is hereby endorsed to read as follows:

"Aetna shall receive such contributions from the Contract Owner as are made pursuant to the Plan. The total contribution will be subject to a percentage deduction in an amount necessary to cover state premium taxes, if any, payable by Aetna on such contribution. The total contribution will also be allocated to each Participant and subject to a further deduction of 1% of the allocated share for each Participant having a Guaranteed Death Benefit Rider. The amount resulting from these deductions will be the Basic Contribution. The Net Contribution shall be equal to the Basic Contribution minus 6% of such Basic Contribution.

"Such Net Contribution will be applied to provide accumulation units for Participants in accord with Section 3.02 below and the instructions of the Contract Owner."

In lieu of the language now appearing in the attached contract, Section 3.02 is hereby endorsed to read as follows:

"The Net Contribution for each Participant shall be applied as of the last day of the Valuation Period in which the Contribution is received by Aetna to provide accumulation units on the basis of the then current value of such units, such application being made separately for Net Contributions allocated to (i) the General Account, (ii) the Separate Account and invested in Fund shares, and
(iii) the Separate Account and invested in Encore Fund Shares, in accord with instructions of the Contract Owner.

"The number of accumulation units provided in each funding medium, and credited to a Participant's Individual Account, by any such application shall be determined by dividing the Net Contribution for the applicable funding medium for each Participant by the dollar value of one accumulation unit in that funding medium. The number of accumulation units so determined will not be affected by any subsequent changes in the dollar value of accumulation units."

In lieu of the language now appearing in the attached contract, Section 3.05(b) is hereby endorsed to read as follows:

"The Net Investment Rate for any Valuation Period of the Separate Account is equal to the gross investment rate of the Fund(s) underlying that Account for the Period less a margin deduction for each day of the Valuation Period (at an effective annual rate of 1.25%) plus or minus an adjustment for any taxes or a reserve for any such taxes attributable to the operations of the Separate Account. Such gross investment rate is equal to (i) the investment income and capital gains and losses, both realized and unrealized of the Fund(s), minus an investment advisory fee accrued by the Fund(s) for each day of the Valuation Period, divided by (ii) the amount of net assets of the Fund(s) at the beginning of the Valuation Period. Such gross investment rate may be either positive or negative. The margin deduction from the gross investment rate and the percentage deduction for the investment advisory fee may not exceed in the aggregate an effective annual rate of 1.5%."

In lieu of the language now appearing in the attached contract, Section 3.11 is hereby endorsed to read as follows:

"The Contract Owner may file a written request with Aetna electing to liquidate this Contract and receive its accumulated value, minus 2% of such accumulated value if such election is received during the first five contract years. Such accumulated value will be the value of the accumulation units in the Active Life Fund determined in accord with the Contract provisions as of the end of the Valuation Period in which the written request is received by Aetna."

In lieu of the language now appearing in the attached contract, Section 4.06 is hereby endorsed to read as follows:

"Upon receipt of proof of the death of a Participant prior to the Annuity Commencement Date, Aetna agrees to pay to the Beneficiary the accumulated value of the Participant's Individual Account determined as of the Valuation Period in which such proof is received, unless a larger amount shall be due under the provisions of a Guaranteed Death Benefit Rider.

"The Contract Owner may designate on individual statements of Participant being submitted whether a Guaranteed Death Benefit Rider is desired for any individual Participant. If so designated, any death benefit payable with respect to such Participant will be in accord with the provisions of this Contract and such rider. Any death benefit payable may be taken in a lump sum or under any settlement options available in individual annuities then being issued by Aetna."

Endorsed and made a part of this contract on the Contract Effective Date.



                                                          /s/ W. O. Bailey
                                                          President

                  AETNA VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                   ENDORSEMENT

The VALUATION PROVISIONS of this contract are hereby endorsed to add the following provisions:

NET STIPU-    After a three calendar month period subsequent to the Date of
LATED         Issue or to a prior change in allocation, the Owner may elect
PAYMENT       during the accumulation period to change the allocation
ALLOCATIONS   percentages for future Annuity Stipulated Payments to any
              allocation then allowed by Aetna. Any such allocation change will be allowed only if any allocated portion of the mode Annuity
              Stipulated Payment meets the then minimum amount required by Aetna. A request for such change must be made in writing in a form satisfactory to Aetna and will not take effect until received at the Executive Office of Aetna.

TRANSFER      The Owner may elect during the accumulation period that
OF ACCUM-     accumulation unitscredited to this contract in the Separate
ULATION       Account may be transferred to the General Account. Such transfer
UNITS         may be elected after a three calendar month period subsequent to the Date of Issue or to a prior transfer. The value of accumulation units requested to be transferred must be $500, or greater. If the requested amount to be transferred would result in a remaining value of accumulation units of less than $500. Aetna shall have the right to transfer the total number of accumulation units. Accumulation units in the General Account may not be transferred to the Separate Account.

              Any request for transfer must be in a form satisfactory to Aetna and will be effective on the last day of the Valuation Period in which the acceptable written request is received at the Executive Office of Aetna. All such transfers will be made without deduction of premium taxes and without application of the deduction from the Basic Stipulated Payment stated in the Valuation Provisions of this contract.

The contract is hereby endorsed to allow the Owner prior to the commencement of Annuity payments, if the contract contains seven (7) annuity options rather than four (4) optional annuity forms, to elect that annuity proceeds be applied under any one of the first six (6) annuity options rather than any one of the first four (4) annuity options.

The contract is hereby endorsed to void and remove from the contract any provision, if such a provision is presently applicable, relating to Aetna applying an experience credit to the contract.

The contract is hereby endorsed to allow the Owner prior to the commencement of annuity payments to select that the first monthly payment of a variable annuity be determined on the basis of 5% assumed investment rate rather than 3 1/2% assumed investment rate. All relevant provisions and subsequent actions under the contract shall operate on the basis of such selection of 5% assumed investment rate on a variable annuity in the same manner as would apply to 3 1/2% assumed investment rate.

Endorsed and made a part of this contract on the later of April 28, 1975 or the Date of Issue of this contract.



                                                      /s/ William O. Bailey
                                                      President

                  AETNA VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                   ENDORSEMENT

This contract is hereby endorsed to revise or add, as appropriate, the second sentence to the Separate Account provision of the definitions provisions as follows:

"Reserves for any variable benefits shall be maintained in the Separate Account and invested in shares of the Fund and Encore Fund."

This contract is hereby endorsed to add the following provisions, if such provisions are not presently in this contract, to the definitions provisions of this contract:

"Fund: Aetna Variable Fund, Inc., an open-end diversified investment company registered under the Investment Company Act of 1940."

"Encore Fund:  Aetna Variable Encore Fund, Inc., an open-end diversified investment company registered under the Investment Company Act of 1940."

This contract is hereby endorsed so that the Allocation of Annuity Stipulated Payments section, if there be such a section in this contract, of the Specifications page shall be changed to read as follows:

"Allocation percentages of the General Account and Separate Account-Fund Shares and Separate Account-Encore Fund Shares shall be as shown on the application or as subsequently changed, and such change shall be effective when it is received by the Company."

This contract, if this be a deferred annuity contract, is hereby endorsed to revise or add, as appropriate, the Transfer of Accumulation Units provision of, or to, the Valuation Provisions of this contract, or as previously endorsed, to read as follows:

"The Owner may elect during the accumulation period to transfer accumulation units credited to this contract in the Separate Account. Any units held in the Separate Account invested in Fund shares may be transferred to be invested in Encore Fund shares in the Separate Account or may be transferred to the General Account. Any units held in the Separate Account invested in Encore Fund shares may be transferred to be invested in Fund shares in the Separate Account or may be transferred to the General Account. At the commencement of annuity payments, any accumulation units held in the Separate Account invested in Encore Fund shares will be transferred to Fund shares held in the Separate Account, unless requested to be transferred to the General Account. Accumulations units credited to the contract in the General Account may be transferred from the General Account only in accord with the Allocation of Annuity provision of the Settlement Provisions. Any transfer may be elected after a three (3) calendar month period subsequent to the Date of Issue or to a prior transfer. The value of accumulation units to be transferred must be $500, or greater. If the transferred amount would result in the balance remaining of less than $500, Aetna shall have the right to transfer such remaining balance. All such transfers will be made without any expense or premium tax deductions being made at the time of transfer. All such transfers will be effective on the last day of the Valuation Period in which written request for transfer is received at the Executive
Office of Aetna."

This contract is hereby endorsed to revise the second and third paragraphs of the Loan Values provision, if there be such a provision in this contract, of the Stipulated Payments and Non-Forfeiture Provisions of this contract to read as follows:

"In the event the Owner obtains a loan pursuant to this provision, unless requested otherwise, such loan will be allocated to contract loan accounts maintained with respect to the General Account, the Fund and the Encore Fund in the same relation that the net termination value for each such funding medium has to the sum of the Net Termination Value at the end of the Valuation Period in which the loan is made and the amount of such loan. There will be allocated to each contract loan account such number of accumulation units as are equal to the value of that portion of the loan allocated to such account (or the due date of such unpaid loan interest).

If at any time the indebtedness, including unpaid interest thereon, with respect to any funding medium exceeds the net termination value for such medium, the excess will be considered a loan with respect to the other funding media in the same relation that the net termination value for each such funding medium has to the sum of their net termination values."

Endorsed and made a part of this contract on the later of September 1, 1975 or the Date of Issue of this Contract.


                                                        /s/ Donald M. Johnson
                                                        President

                  AETNA VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                   ENDORSEMENT


This contract is hereby endorsed as follows:

All references on the face page of the contract to "Home Office - Little Rock, Arkansas" is hereby void.

All references on the face page of the contract to "Executive Office - Hartford, Connecticut" is hereby changed to read "Home Office - Hartford, Connecticut".

All references in the contract to actions taken, or items to be received, at the Executive Office shall hereby be changed to read at the Home Office. If there be any reference in the contract definition of Separate Account to "the laws of Arkansas", it shall be changed to read as "the laws of Connecticut".

Endorsed and made a part of this contract on the later of January 1, 1977 or the Date of Issue of this contract.



                                                      /s/ W. O. Bailey
                                                      President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This contract is hereby endorsed to add the Section ANNUITY PAYMENT GUARANTEE to the SETTLEMENT PROVISIONS to read as follows:

"ANNUITY      The Annuity Payment Guarantee may be elected at the time election
PAYMENT       of the first, second, or fourth option is made. Such election may
GUARANTEE     only be made if election is made for a variable annuity based on an assumed annual net investment rate of 3.5%. If said Annuity
              Payment Guarantee is elected, the first monthly payment for the variable annuity will be calculated in accord with the contract provisions but the payee will only receive a first payment of 87% of the calculated first monthly payment. Aetna further guarantees that any future payment due after the first monthly payment will be the greater of (a) or (b) where (a) is 87% of the first monthly payment calculated in accord with the contract provisions, and (b) is the payment due after the first calculated in accord with contract provisions but calculated on the basis of the first payment being only 87% of the first monthly payment."

              Endorsed and made a part of this contract on the later of January 1, 1980 or the Date of Issue of this contract.





                                                     /s/ William O. Bailey
                                                     President

                  AETNA VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                   ENDORSEMENT



         Article III, Section 3.02, "Application of Contributions" is hereby endorsed and revised to read as follows:

         "SECTION 3.02 - Application of Contributions

         The net contribution shall be equal to the total contribution less 7% and a percentage of the total contribution sufficient to cover premium taxes, if any, payable by Aetna because of the receipt of such contribution.

         The net contribution for each Participant shall be applied as of the last day of the Valuation Period in which the contribution is received by Aetna to provide accumulation units on the basis of the then current value of such units, such application being made separately for net contributions allocated to (i) the General Account, (ii) the Separate Account and invested in Fund shares, and (iii) the Separate Account and invested in Encore Fund shares, in accord with instructions of the Contract Owner.

         The number of accumulation units provided in each funding medium, and credited to a Participant' s Individual Account, by any such application shall be determined by dividing the net contribution for the applicable funding medium for each Participant by the dollar value of one accumulation unit in that funding medium. The number of accumulation units so determined will not be affected by any subsequent changes in the dollar value of accumulation units."


         Article III, Section 305(b) Is hereby endorsed and revised to read as follows:

         "The Net Investment Rate for any Valuation Period of the Separate Account is equal to the gross investment rate of the Fund(s) underlying that Account for the Period less a margin deduction for each day of the Valuation Period (at an effective annual rate of 1.25%) plus or minus an adjustment for any taxes or a reserve for any such taxes attributable to the operations of the Separate Account. Such gross investment rate is equal to (i) the investment income and capital gains and losses, both realized and unrealized of the Fund(s), minus an investment advisory fee accrued by the Fund(s) for each day of the Valuation Period, divided by (ii) the amount of net assets of the Fund(s) at the be of the Valuation Period. Such gross investment rate may be either positive or negative. The margin deduction from the gross investment rate and the percentage deduction for the investment advisory fee may not exceed in the aggregate an effective annual rate of 1.5%."

         Endorsed and made a part of this contract on the later of January 1, 1979 or the Date of Issue of this contract.



                                                  /s/ William O. Bailey
                                                  President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



This Contract is endorsed to provide the following:

         On the tenth anniversary of the effective date of this Contract any termination or surrender fee which may apply shall be 0%.

Endorsed and made a part of this Contract on July 1, 1985.



                                                  /s/ William O. Bailey
                                                  President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to include the following new provisions:

       During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

       Twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.



                                      /s/ John J. Martin
                                      President
                                      Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                            /s/ Edmund F. Kelly
                                            President
                                            Aetna Life Insurance and Annuity

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed.

The term Valuation Period under Definitions is amended to read as follows:

       The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract.




                                      /s/ G. G. Benanav
                                      President
                                      Aetna Life Insurance and Annuity Company